UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018 (September 29, 2018)
KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Heath R. Fear

On October 1, 2018, Kite Realty Group Trust (the “Company”) announced that Heath R. Fear was appointed as Executive Vice President and Chief Financial Officer of the Company, effective as of November 5, 2018. In connection with Mr. Fear’s appointment, the Company entered into an Executive Employment Agreement with Mr. Fear (the “Employment Agreement”), pursuant to which Mr. Fear will be employed, as of November 5, 2018, as Executive Vice President and Chief Financial Officer of the Company.

The Employment Agreement is effective as of November 5, 2018 and has an initial three-year term, with automatic one-year renewals each November 5th thereafter unless the Board of Directors of the Company (the “Board”) or Mr. Fear elects not to extend the term by providing the other party with 90 days’ written notice. Mr. Fear’s base salary will initially be $450,000, which base salary may be increased but not decreased by the Board or the Compensation Committee of the Board (the “Committee”). In addition, Mr. Fear is entitled to participate in the Company’s annual cash incentive program: (i) for 2018, Mr. Fear will be eligible to receive a cash bonus equal to the pro-rated portion of his base salary he actually earns during 2018; (ii) for 2019, Mr. Fear will be eligible to receive a cash bonus equal to the greater of (A) 100% of his base salary or (B) his base salary, multiplied by the performance multiplier earned by the Company’s Chief Operating Officer and General Counsel; and (iii) thereafter during the term, Mr. Fear’s annual cash incentive target will be at least 100% of his base salary. Mr. Fear may participate in any group life, hospitalization, or disability insurance plans, health programs, pension and profit sharing plans, and similar benefits that the Company provides to its senior executives generally, and from the commencement of his employment through December 31, 2019, the Company will reimburse Mr. Fear for up to $3,500 per month for housing and ordinary commuting expenses associated with working from the Company’s Indianapolis headquarters.

Mr. Fear is also entitled to participate in the Company’s 2013 Equity Incentive Plan (as amended from time to time, and any successor plan thereto, the “2013 Plan”) and subject to Board or Committee approval, to receive awards thereunder. Upon commencement of his employment, Mr. Fear will receive a $1.5 million sign-on award under the 2013 Plan, in the form of restricted shares of the Company’s common stock or LTIP units with respect to the Company’s operating partnership at Mr. Fear’s election (the “sign-on award”). Subject to Mr. Fear’s continued employment on each vesting date, 18.75% of the sign-on award will vest on each of the first, second, third, and fourth anniversaries of Mr. Fear’s commencement of employment, and the remaining 25% will be eligible to vest on the fourth anniversary of the commencement of Mr. Fear’s employment if certain performance criteria, as set by the Committee, have been met. While target annual equity awards are set by the Committee, Mr. Fear’s target annual long term incentive award for 2019 will be $680,000, with 40% allocated to time-based equity awards and 60% allocated to performance-based equity awards, with the specific terms to be set by the Committee.

If Mr. Fear is terminated by the Company without “cause” (including the Company’s election not to extend the term of the Employment Agreement) or resigns for “good reason” (each as defined in the Employment Agreement), subject to his execution and non-revocation of a waiver and release agreement in favor of the Company, he will be entitled to receive (i) a lump sum severance payment equal to two times the sum of his base salary and his “average bonus,” (ii) a lump sum payment equal to his pro rata target bonus for the year of termination, subject to the performance criteria having been met for that year unless termination occurs in the year of a “change in control” (as defined in the Employment Agreement), (iii) continued medical, prescription and dental benefits to Mr. Fear and/or his family for 18 months after his termination date, (iv) full vesting of his time-based equity awards, and (v) pro-rata vesting of his performance-based equity awards if the performance objectives are achieved at the end of the performance period, except that if the termination of employment occurs during an outstanding performance period in which a change in control occurred, there will be full vesting of his performance-based equity awards as of his termination date at the greater of (A) the target level on his termination date or (B) actual performance as of his termination date. For this purpose, Mr. Fear’s “average bonus” means (1) the average bonus actually paid to him for the three prior years, or (2) if he has not been employed for the prior three years, the average bonus actually paid for each full year employed, or (3) if he has not been employed for a full year, his target bonus for 2019.

Upon Mr. Fear’s termination of employment due to death or “disability” (as defined in the Employment Agreement), Mr. Fear (or, in the case of his death, his beneficiary or estate) will be entitled to receive (i) a lump sum payment equal to his pro rata target bonus for the year of termination, (ii) continued medical, prescription and dental benefits to Mr. Fear and/or his family for 18 months after his termination date, and (iii) full vesting of his outstanding equity awards, other than any performance-based equity award that specifically supersedes the vesting provision of the Employment Agreement.

The Employment Agreement contains (i) confidentiality and non-disparagement restrictions during the term and thereafter, (ii) non-competition restrictions during the term and for 12 months thereafter, and (iii) non-solicitation restrictions during the term and for two years thereafter.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under Item 1.01 of this Current Report is incorporated into this Item 5.02.

On September 29, 2018, the Board appointed Mr. Fear as Executive Vice President and Chief Financial Officer of the Company, effective as of November 5, 2018. Mr. Fear is 50 years old and previously served as Executive Vice President and Chief Financial Officer of GGP Inc. since January 2018 and as Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc. from August 2015 to September 2017.  Prior to that, Mr. Fear served in a variety of financial and legal roles at GGP Inc. over a 12-year period.  Mr. Fear holds a J.D. degree from the University of Illinois College of Law and a B.A. degree in Political Science and English from John Carroll University.

Item 7.01    Regulation FD Disclosure.
On October 1, 2018, the Company issued a press release announcing Mr. Fear’s appointment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit Number
10.1	Executive Employment Agreement, dated as of October 1, 2018, by and between Kite Realty Group Trust and Heath R. Fear
99.1	Kite Realty Group Trust Press Release, dated October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: October 4, 2018	By:	/s/ Scott E. Murray
Scott E. Murray
Executive Vice President, General Counsel, & Corporate Secretary

EXHIBIT INDEX

Exhibit Number
10.1	Executive Employment Agreement, dated as of October 1, 2018, by and between Kite Realty Group Trust and Heath R. Fear
99.1	Kite Realty Group Trust Press Release, dated October 1, 2018